United Investors Life Insurance Company
2001 Third Avenue South
P. O. Box 10207
Birmingham, Alabama  35202-0207


October 28, 1996


To our Variable Annuity Contractholders and Variable Life Policyowners:

     As an owner of a variable annuity contract or a variable life insurance policy (each of which is referred to here as a "Policy") issued by United Investors Life Insurance Company ("United Investors"), you have the right to instruct United Investors how to vote certain shares of the Portfolios of TMK/United Funds, Inc., ("Portfolios") at the special meeting of shareholders to be held on November 22, 1996, at 6300 Lamar Avenue, Overland Park, Kansas ("Meeting").

     United Investors, as the legal owner of the Portfolios' shares, is entitled to vote those shares at the Meeting. As an owner of record on October 17, 1996, of a Policy having all or part of its value invested in shares of a Portfolio, you have the right to instruct us as to how we should vote the Portfolio's shares attributable to your Policy.

     To assist you in giving us your instructions, we have enclosed the following: (1) a Notice of Special Meeting of Shareholders; (2) a Proxy Statement to Shareholders; and (3) an Instruction Card. Please read the Notice of Special Meeting and Proxy Statement carefully before filling out the Instruction Card with your voting instructions.

     If you do not return the enclosed Instruction Card, United Investors will vote the shares of the Portfolios attributable to your Policy in the same proportion as the shares for which we have received instructions. If we receive your executed Instruction Card and no instruction is indicated on it, we will vote such shares "For" the Proposal.

     You are cordially invited to attend the Meeting. You may, at that time, alter instructions which you have previously given to us.

     YOUR INSTRUCTIONS ARE IMPORTANT. You are urged to complete the enclosed Instruction Card with your voting instructions and return it promptly in the enclosed postage-paid envelope. (Please note: if you own more than one variable Policy, you will receive a separate Instruction Card for each Policy. Please execute and return each Instruction Card you receive.)

                              Sincerely,

                              James L. Sedgwick
                              President

                                   IMPORTANT
               PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD(S)
                            IN THE ENCLOSED ENVELOPE

                             TMK/UNITED FUNDS, INC.

                               6300 Lamar Avenue
                        Overland Park, Kansas 66202-4200

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders of TMK/United Funds, Inc., will be held at 6300 Lamar Avenue, Overland Park, Kansas, on November 22, 1996, at 10:00 a.m., or at any adjournment thereof ("Meeting"), for the following purposes:

     1.   To elect the Board of Directors of the Fund;
     2. To act on any other matters which may properly come before the Meeting; the persons named on the proxy card or their substitutes may act in their discretion on any such matters.

     The Board of Directors of the Fund has fixed the close of business on October 17, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at the special meeting. The number of shares held by you according to the Fund's records on the record date determines the number of shares you may vote at the Meeting.

     If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and promptly return the enclosed Proxy Card in the enclosed postage-prepaid envelope.

October 28, 1996              By Order of the Board of Directors
                              SHARON K. PAPPAS, Secretary


                     Retain This Notice and Proxy Statement
                                   IMPORTANT
            PLEASE SIGN AND RETURN THE ENCLOSED INSTRUCTION CARD(S)
                            IN THE ENCLOSED ENVELOPE

                             TMK/UNITED FUNDS, INC.
                      SPECIAL MEETING OF THE SHAREHOLDERS
                               NOVEMBER 22, 1996
                               6300 Lamar Avenue
                        Overland Park, Kansas 66202-4200

                                PROXY STATEMENT

                                  INTRODUCTION

     The purpose of the foregoing Notice is to give you notice of the time, place and purposes of a Special Meeting of Shareholders (including any adjourned meeting or meetings) ("Meeting") of TMK/United Funds, Inc. ("Fund"). The Fund has ten series of shares outstanding, each of which represents a separate investment portfolio, as follows: Money Market Portfolio, Bond Portfolio, High Income Portfolio, Growth Portfolio, Income Portfolio, Limited-Term Bond Portfolio, Small Cap Portfolio, International Portfolio, Balanced Portfolio and Asset Strategy Portfolio. (The Portfolios listed above are referred to in this Proxy Statement collectively as the "Portfolios" and individually as a "Portfolio.")

     The purpose of this Proxy Statement is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed Instruction Card. This Proxy Statement also contains certain information regarding the Portfolios, the funds in the United Group of Mutual Funds ("United Group"), which consists of fourteen corporations and four series of one of those corporations, and the funds in Waddell & Reed Funds, Inc., which consists of six series of shares. The Fund and each of the funds in the United Group and Waddell & Reed Funds, Inc. are open-end, management investment companies managed by Waddell & Reed Investment Management Company ("WRIMCO") as described below.

     The enclosed Instruction Card authorizes the persons named or their substitutes ("proxy holders") to represent and direct your voting interest. You may direct the proxy holders to vote your interest on the proposal by checking the appropriate box "For" or "Against." Alternatively, if you merely sign, date and return your Instruction Card with no specific instructions as to the proposal, the proxy holders will vote your interest "For" the proposal.

     You may revoke your instructions at any time prior to their exercise by providing written notice of revocation or signing a new and different Instruction Card, each delivered to the Fund prior to the Meeting, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of your instructions.

     The Notice and Proxy Statement are being sent to you in connection with the solicitation by the Board of Directors of the Fund of Instruction Cards (proxies) to be used at the Special Meeting of Shareholders of the Fund to be held at the time and place and for the purposes indicated in the Notice. The Portfolios pay the costs of solicitation. Proxies are being solicited by use of the mails by Management Information Services Corp. and may also be solicited by officers and other agents of the Fund including employees of Waddell & Reed, Inc. at no cost other than that represented by regular wages of such personnel.

     The Notice and Proxy Statement are first being mailed on or about October 28, 1996.

                              SECURITIES OWNERSHIP

     On the record date (see the Notice), each Portfolio had the following number of shares outstanding, all of which were owned nominally by the Variable Life Account or the Variable Annuity Account of United Investors Life Insurance Company ("United Investors") in the following respective percentages:

                              Total       Variable     Variable
                             Shares           Life      Annuity
                        Outstanding        Account      Account
                                      Shares PercentSharesPercent
High Income Portfolio    19,270,657 861,334  4.47%18,409,32395.53%

Money Market Portfolio   36,665,3501,486,613 4.05%35,178,73795.95%

Bond Portfolio           16,540,541 727,119  4.40%15,813,42295.60%

Income Portfolio         43,368,2551,192,757 2.75%42,175,49897.25%

Growth Portfolio         66,205,0372,560,316 3.87%63,644,72196.13%

Balanced Portfolio        5,894,141 201,746  3.37%5,782,39596.63%

International Portfolio  12,446,365 517,224  4.16%11,929,14195.84%

Limited-Term Bond Portfolio 658,080 121,005 18.39%537,07581.61%

Small Cap Portfolio      11,014,587 373,292  3.39%10,641,29596.61%

Asset Strategy Portfolio  1,671,925  89,180  5.33%1,582,74594.67%

     The following table sets forth, with respect to the Fund, as of the record date, the beneficial ownership of the Fund's shares by shareholders with ownership of a variable life insurance policy and/or a variable annuity policy, the value of which corresponds to more than 5% of a Portfolio's shares. As of the record date, all directors and executive officers of the Fund as a group owned less than 1% of the Fund's outstanding shares.

                                            Shares
Name and Address                      Beneficially Owned
of Beneficial Owner      Portfolio     Shares    Percent

Barry D. Bassett
146 Thornridge Drive    Limited-Term
Stamford CT 06903      Bond Portfolio  36,891     5.61%

     Each share of a Portfolio is entitled to one vote. Any fractional share of a Portfolio is entitled to proportionate rights of a whole share.

                                 ANNUAL REPORT

     Upon request, the Fund will furnish to shareholders, without charge, a copy of the Fund's annual report for the fiscal year ended December 31, 1995, and its semiannual report for the six-month period ended June 30, 1996. Requests should be directed to Variable Products Division, 2001 Third Avenue South, P.O. Box 156, Birmingham, Alabama 35201-0156, telephone number 205-325-4300.

                POLICYOWNERS' RIGHT TO INSTRUCT UNITED INVESTORS

     The shares of the Portfolios are currently sold only to the Variable Annuity Account and Variable Life Account (collectively, the "Variable Accounts") of United Investors as a funding vehicle for a variable life insurance policy and a variable annuity policy (collectively, the "Policies") offered by United Investors. Each of the Variable Accounts has ten Investment Divisions, the assets of which are invested in the corresponding Portfolio of the Fund. United Investors is the legal owner of all shares of the Fund held by the Variable Accounts. In accordance with its view of currently applicable law, United Investors is soliciting voting instructions from the owners of the Policies ("Policyowners") with respect to all matters to be acted upon at the Meeting. Policyowners permitted to give instructions for a Portfolio and the number of shares for which instructions may be given will be determined as of the record date for the Meeting. The number of votes which a Policyowner has the right to instruct will be calculated separately for each Variable Account. That number will be determined by applying the Policyowner's percentage interest, if any, in the Investment Division holding shares of the Portfolio to the total number of votes attributable to that Investment Division. In connection with its solicitation of voting instructions, it is understood and expected that United Investors will furnish a copy of this Proxy Statement to Policyowners. All shares held by the Variable Accounts will be voted by United Investors in accordance with voting instructions received from Policyowners. United Investors will vote shares attributable to the Policies as to which no timely instructions are received, and any shares held by United Investors as to which Policyowners have no beneficial interest, in proportion to the voting instructions, including abstentions, which are received with respect to all Policies participating in the Portfolios.

          THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSAL AND
                    RECOMMENDS THAT YOU VOTE IN FAVOR OF IT.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The persons set forth below have been nominated for election as Directors of the Fund, and each has consented to his or her nomination and agreed to serve if elected. Each nominee is currently a Director of the Fund, except Frank J. Ross, Jr. and William L. Rogers, and each present Director serves pursuant to election by Policyholders, except Henry L. Bellmon, Ronald K. Richey and Keith
A. Tucker, who were elected by the other Directors effective February 1, 1991, May 1, 1993, and July 17, 1991, respectively, and Linda Graves and Eleanor B. Schwartz, each of whom were elected by the other Directors effective July 12, 1995. If any of the nominees should not be available for election, the persons named as proxies (or their substitutes) may vote for other persons in their discretion. Management has no reason to believe that any nominee will be unavailable for election.

     The election of Directors requires the favorable vote of the holders of a plurality of the shares in person or by proxy of the Fund, provided a quorum is present. The names of the Fund's Directors, persons nominated to become Directors, and executive officers, their respective offices, and principal occupations during the last five years are set forth below.

Directors and Nominees of the Funds

     As of the date of this Proxy Statement, five of the Fund's Directors were "interested persons," as defined in the Investment Company Act of 1940 (the "1940 Act"), of WRIMCO and Waddell & Reed, Inc., the Fund's principal underwriter. One of the persons nominated to become a Director will, if elected, be an interested person. The Directors who are "interested persons" are indicated as such by an asterisk. Messrs. Morgan, Richey, and Tucker are interested persons because they are present or former officers, directors and/or shareholders of Waddell & Reed, Inc. and/or certain of its affiliates. Mr. Hayes and Ms. Graves are interested persons because of their ownership of shares of Torchmark Corporation, which indirectly controls WRIMCO and Waddell & Reed, Inc. Mr. Ross, if elected, will be an interested person because he is a partner in a law firm which has acted as legal counsel for Waddell & Reed, Inc. Each of the Fund's Directors, and nominees for Director, is also a Director of each of the funds in the Fund Complex and each of the Fund's officers listed below is also an officer of each of the funds in the Fund Complex. For purposes of this section, the term "Fund Complex" includes the Fund, with its ten series, each of the seventeen funds in the United Group, which consists of fourteen corporate entities, and Waddell & Reed Funds, Inc., with six funds, each of which is managed by WRIMCO.

     RONALD K. RICHEY* (age 70) -- Director of the Fund since May 1, 1993; Chairman of the Board of Directors of the Fund; Chairman of the Board of Directors of Waddell & Reed Financial Services, Inc., United Investors Management Company and United Investors Life Insurance Company; Chairman of the Board of Directors and Chief Executive Officer of Torchmark Corporation; Chairman of the Board of Directors of Vesta Insurance Group, Inc.; formerly, Chairman of the Board of Directors of Waddell & Reed, Inc. Father of Linda Graves, Director of the Fund.

     KEITH A. TUCKER* (age 51) -- Director of the Fund since July 17, 1991. President of the Fund; President, Chief Executive Officer and Director of Waddell & Reed Financial Services, Inc.; Chairman of the Board of Directors of WRIMCO, Waddell & Reed, Inc., Waddell & Reed Services Company, Waddell & Reed Asset Management Company and Torchmark Distributors, Inc., an affiliate of Waddell & Reed, Inc.; Vice Chairman of the Board of Directors, Chief Executive Officer and President of United Investors Management Company; Vice Chairman of the Board of Directors of Torchmark Corporation; Director of Southwestern Life Corporation; formerly, partner in Trivest, a private investment concern; formerly, Director of Atlantis Group, Inc., a diversified company.

     HENRY L. BELLMON (age 75) -- Director of the Fund since February 1, 1991. Rancher; Professor, Oklahoma State University; formerly, Governor of Oklahoma.

     DODDS I. BUCHANAN (age 65) -- Director of the Fund since July 13, 1987. Advisory Director, The Hand Companies, an actuarial consulting company; President, Buchanan Ranch Corporation; formerly, Senior Vice President and Director of Marketing Services, The Meyer Group of Management Consultants; formerly, Professor and Chairman of Marketing, College of Business, University of Colorado.

     JAY B. DILLINGHAM (age 86) -- Director of the Fund since July 13, 1987. Retired.

     LINDA GRAVES* (age 43) -- Director of the Fund since July 12, 1995. First Lady of Kansas; formerly, partner, Levy and Craig, P.C., a law firm. Daughter of Ronald K. Richey, Chairman of the Board of the Fund.

     JOHN F. HAYES* (age 76) -- Director of the Fund since June 28, 1988. Director, Central Bank and Trust; Director, Central Kansas Bankshares; Director, Central Properties, Inc.; Chairman, Gilliland & Hayes, P.A., a law firm; formerly, President, Gilliland & Hayes, P.A.

     GLENDON E. JOHNSON (age 72) -- Director of the Fund since July 13, 1987. Director and Chief Executive Officer of John Alden Financial Corporation and subsidiaries.

     WILLIAM T. MORGAN* (age 68) -- Director of the Fund since July 13, 1987. Retired; formerly, Chairman of the Board of Directors and President of the Fund. (Mr. Morgan retired as Chairman of the Board of Directors and President of the Fund on April 30, 1993); formerly, President, Director and Chief Executive Officer of WRIMCO and Waddell & Reed, Inc.; formerly, Chairman of the Board of Directors of Waddell & Reed Services Company; formerly, Director of Waddell & Reed Asset Management Company, United Investors Management Company and United Investors Life Insurance Company, affiliates of Waddell & Reed, Inc.

     DOYLE PATTERSON (age 78) -- Director of the Fund since July 13, 1987. Associated with Republic Real Estate, engaged in real estate management and investment.

     WILLIAM L. ROGERS (age 50) -- Principal, Colony Capital, Inc., a real estate-related investment company; formerly, partner in Trivest, a private investment concern.

     FRANK J. ROSS, JR.* (age 43) -- Partner, Polsinelli, White, Vardeman & Shalton, a law firm.

     ELEANOR B. SCHWARTZ (age 59) -- Director of the Fund since July 12, 1995. Chancellor, University of Missouri-Kansas City; formerly, Interim Chancellor, University of Missouri-Kansas City.

     FREDERICK VOGEL III (age 61) -- Director of the Fund since July 13, 1987. Retired.

     PAUL S. WISE (age 76) -- Director of the Fund since July 13, 1987. Director of Potash Corporation of Saskatchewan, a fertilizer company.

     Based on the recommendation of the Fund's Nominating Committee, at the meeting of the Board of Directors on October 16, 1996, the Directors of the Fund, including Directors who are not "interested persons" of the Fund, as defined in the 1940 Act ("Independent Director"), unanimously approved the nomination of the foregoing persons to serve or continue to serve as Directors, as applicable, and directed that the election of these nominees be submitted to Fund shareholders.

     The Board of Directors of the Fund met 6 times during the Fund's fiscal year ended December 31, 1995. Except for Ms. Graves and Ms. Schwartz, who were elected to the Fund's Board of Directors effective July 12, 1995, each nominee for re-election as Director attended at least 75% of the meetings of the Board and each of its committees on which he or she serves during the Fund's most recent fiscal year.

     The Fund has an Audit Committee that reviews and evaluates the audit function, including recommending to the Directors the independent public accountants to be selected for the Fund. The Audit Committee currently consists of Messrs. Buchanan (Chairman) and Vogel, and Ms. Schwartz, each of whom is an "Independent Director", and Messrs. Morgan and Hayes, each of whom was elected to the Audit Committee on August 30, 1995. The Fund's Audit Committee met 4 times during the Fund's most recent fiscal year.

     The Fund also has a Nominating Committee that is responsible for the selection and nomination of the Independent Directors. The Nominating Committee currently consists of Messrs. Dillingham (Chairman), Johnson and Wise, all of whom are Independent Directors. The Fund's Nominating Committee met twice during the Fund's most recent fiscal year. The Nominating Committee generally does not consider unsolicited Director nominations recommended by Fund policyholders.

     Officers and Directors who are affiliated persons of the Fund, as defined in the 1940 Act, receive no salary, fees, or compensation from the Fund. Each of the Directors, other than Messrs. Richey and Tucker, receives $44,000 per year, plus $1,000 for each meeting of the Board of Directors attended, plus reimbursement of expenses of attending such meeting, and $500 for each committee meeting attended which is not in conjunction with a Board of Directors meeting. The fees and reimbursed expenses paid to the Directors are divided among the Fund, the United Group and Waddell & Reed Funds, Inc.

     During the Fund's fiscal year ended December 31, 1995, the Fund's Directors received the following fees for service as a director:

                               COMPENSATION TABLE

                                         Pension
                                      or Retirement      Total
                         Aggregate       Benefits     Compensation
                        Compensation    Accrued As     From Fund
                            From       Part of Fund     and Fund
Director                    Fund         Expenses       Complex
--------                ------------  --------------  ------------
Ronald K. Richey         $     0             $0        $     0
Keith A Tucker                 0              0              0
Henry L. Bellmon           2,808              0         45,000
Dodds I. Buchanan          2,808              0         45,000
Jay B. Dillingham          2,808              0         45,000
Linda Graves                 832              0         12,000
John F. Hayes              2,808              0         45,000
Glendon E. Johnson         2,808              0         45,000
William T. Morgan          2,808              0         45,000
Doyle Patterson            2,808              0         45,000
Eleanor B. Schwartz          832              0         12,000
Frederick Vogel III        2,808              0         45,000
Paul S. Wise               2,808              0         45,000

     The officers are paid by WRIMCO or its affiliates.

     The Board of Directors of the Fund has created an honorary position of Director Emeritus. The Director Emeritus policy provides that an incumbent Director who has attained the age of 75 and was initially elected as a Director prior to May 31, 1993, may, or if initially elected as a Director on or after May 31, 1993, must, resign his or her position as a Director and, unless he or she elects otherwise, will serve as a Director Emeritus provided that the Director has served as a Director of the Fund for at least five years, which need not have been consecutive. A Director Emeritus receives an annual fee in an amount equal to the annual retainer he was receiving at the time he or she resigned as a Director; provided that a Director initially elected to a Board of Directors on or after May 31, 1993, receives such annual fee for a period of three years commencing upon the date the Director began his service as a Director Emeritus or in an equivalent lump sum. A Director Emeritus receives fees for providing consultation to the Fund's Directors, officers and counsel and/or in recognition of his or her past services, whether or not services are rendered in his or her capacity as Director Emeritus, but has no authority or responsibility with respect to management of the Fund. Leslie S. Wright currently serves as a Director Emeritus. During the Fund's fiscal year ended December 31, 1995, Mr. Wright received total compensation for his service as a Director of $42,000 from the Fund Complex and the Fund and aggregate compensation from the Fund of $2,604.

     If elected, the Directors will hold office without limit in time except (a) any Director may resign, (b) any Director may be removed by Policyholders upon an affirmative vote of a majority of all the shares entitled to be cast for the election of Directors, and (c) in connection with the Director Emeritus policy described above.

Executive Officers of the Funds

     The executive officers of the Fund, other than those who serve as Directors, are set forth below. Each executive officer, as such, is an "interested person" of the Fund. Each executive officer set forth below holds the same position with the United Group and Waddell & Reed Funds, Inc.

     Robert L. Hechler (age 59) -- Vice President and Principal Financial Officer of the Fund since 1987; Vice President, Chief Operations Officer, Director and Treasurer of Waddell & Reed Financial Services, Inc.; Executive Vice President, Principal Financial Officer, Director and Treasurer of WRIMCO; President, Chief Executive Officer, Principal Financial Officer, Director and Treasurer of Waddell & Reed, Inc.; Director and Treasurer of Waddell & Reed Asset Management Company; President, Director and Treasurer of Waddell & Reed Services Company; Vice President, Treasurer and Director of Torchmark Distributors, Inc.

     Henry J. Herrmann (age 53) -- Vice President of the Fund since 1987; Vice President, Chief Investment Officer and Director of Waddell & Reed Financial Services, Inc.; Director of Waddell & Reed, Inc.; President, Chief Executive Officer, Chief Investment Officer and Director of WRIMCO and Waddell & Reed Asset Management Company; Senior Vice President and Chief Investment Officer of United Investors Management Company.

     Theodore W. Howard (age 54) -- Vice President, Treasurer and Principal Accounting Officer of the Fund since 1987; Vice President of Waddell & Reed Services Company.

     Sharon K. Pappas (age 37) -- Secretary of the Fund since 1989, Vice President of the Fund since 1992, and General Counsel of the Fund since 1994; Vice President, Secretary and General Counsel of Waddell & Reed Financial Services, Inc.; Senior Vice President, Secretary and General Counsel of WRIMCO and Waddell & Reed, Inc.; Director, Senior Vice President, Secretary and General Counsel of Waddell & Reed Services Company; Director, Secretary and General Counsel of Waddell & Reed Asset Management Company; Vice President, Secretary and General Counsel of Torchmark Distributors, Inc.; formerly, Assistant General Counsel of WRIMCO, Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Asset Management Company and Waddell & Reed Services Company.

OTHER INFORMATION CONCERNING WRIMCO

     The address of WRIMCO is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200. WRIMCO is a wholly-owned direct subsidiary of Waddell & Reed, Inc., the distributor for the Fund. Waddell & Reed, Inc. is an indirect subsidiary of Torchmark Corporation, a publicly-held company, and a direct subsidiary of United Investors Management Company, a holding company. The address of Waddell & Reed, Inc. is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200. The address of Torchmark Corporation and United Investors Management Company is 2001 Third Avenue South, Birmingham, Alabama 35233. Torchmark Corporation indirectly owns 100% of the outstanding common stock of United Investors Management Company.

                        RECEIPT OF SHAREHOLDER PROPOSALS

     As a general matter, the Fund does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Portfolios' shareholders should send such proposals to the Fund at P.O. Box 29217, 6300 Lamar Avenue, Overland Park, Kansas 66201-9217.

                                 OTHER BUSINESS

     The Fund does not know of any other business to be presented at the meeting other than the matters set forth in this Proxy Statement. If any other matter or matters are properly presented for action at the meeting, the proxy holders will vote the shares which the Instruction Cards entitle them to vote in accordance with their judgment on such matter or matters. By signing and returning your Instruction Card, you give the proxy holders discretionary authority as to any such matter or matters.

                              By Order of the Board of Directors

                              Sharon K. Pappas, Secretary

WHEN PROPERLY SIGNED, THE VOTING INTEREST WILL BE DIRECTED IN THE MANNER INDICATED BELOW. IF NO INDICATION IS GIVEN, VOTING WILL BE DIRECTED FOR THE PROPOSAL STATED BELOW.

Please vote by filling in the appropriate boxes below, as shown, using blue or
black ink or dark pencil.  Do not use red ink.   /_/

1. To elect Board of Directors of the Fund. Directors: H. Bellmon; D. Buchanan; J. Dillingham; L. Graves; J. Hayes; G. Johnson; W. Morgan; D. Patterson; R. Richey; W. Rogers; F. Ross; E. Schwartz; K. Tucker; F. Vogel;
     P. Wise

/ /  FOR all nominees listed
/ /  AGAINST all nominees listed


INSTRUCTION:   To withhold authority to vote for any individual nominee, please write name on the line below.

___________________________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THE INSTRUCTION CARD PROMPTLY USING THE ENCLOSED POSTAGE-FREE ENVELOPE. This proxy may be revoked at any time before it is voted at the meeting.

Name of Portfolio             THIS PROXY IS SOLICITED ON
                              BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Keith A. Tucker, and Sharon K. Pappas, or either of them, attorneys and proxies with full power of substitution to represent and direct the voting interest of the undersigned held as of the record date at the Special Meeting of Shareholders on November 22, 1996 or at any adjournment(s) thereof as designated on the reverse side. As to any other matter, the attorneys are authorized to represent and direct the voting interest in accordance with their best judgment. This proxy shall remain in effect for a period of one year from its date. Receipt of the Proxy Statement is hereby acknowledged.

                              Date:  --------------------, 1996


                              PLEASE SIGN IN BOX BELOW. Signature(s) should conform to name(s) as printed hereon. Executors, administrators, trustees and corporate officers should indicate capacity or office.

                              -----------------------------
                              /                            /
                              /                            /
                              -----------------------------
                              Signature(s)